Exhibit 99.9

                             EMPIRE GLOBAL CORP.
                             (the "Corporation")

                  CHAIRMAN OF THE BOARD POSITION DESCRIPTION


Appointment

1. The Chairman of the Board will be appointed, serve and be removed at the pleasure of the Board.


Duties of the Chairman of the Board

2. In addition to fulfilling his or her duties as an individual director, the duties of the Chairman of the Board are to:

    (a) serve as the Board's role model for responsible, ethical and effective decision making;

    (b) provide leadership to the Board;

    (c) manage the affairs of the Board to ensure that the Board is organized properly and functions effectively;

    (d) take reasonable steps to ensure that the members of Board execute their duties pursuant to their Mandate;

    (e) preside at, call and schedule each meeting of the Board;

    (f) preside at meetings of the shareholders and ensure that shareholder materials are distributed;

    (g) coordinate with management to ensure that:

        (i) documents are delivered to directors in sufficient time in advance of Board meetings for a thorough review;

        (ii) matters are properly presented for the Board's consideration at meetings;

        (iii) the Board has an appropriate opportunity to discuss issues at each meeting; and

        (iv) the Board has an appropriate opportunity to question executive officers, management, employees, external auditors, experts and advisors regarding any and all matters of importance to the Board and the Corporation;

    (h) communicate with each Board member to ensure that:

        (i) each director has the opportunity to be heard and participate in decision making; and

        (ii) each director is accountable to the Board and to each Committee on which he or she serves.

        (i) arrange for the preparation, accuracy and distribution of all minutes of the Board;

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    (j) ensure that each Committee of the Board, following their meetings:

        (i) reports to the Board regarding their activities, findings and recommendations; and

        (ii) makes Committee information available to any director upon request; and

    (k) assist in maintaining effective working relationships between Board members, external auditors, experts, advisors, executive officers and management.